Exhibit 99.2

UNITED INDUSTRIAL CORPORATION

3.75% CONVERTIBLE SENIOR NOTES DUE 2024

SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 14, 2007

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 14, 2007, among United Industrial Corporation, a Delaware Corporation (the “Company”), AAI Corporation, a Maryland corporation (the “Guarantor”), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as Trustee (the “Trustee”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture (as defined below).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 15, 2004, providing for the issuance of the Company’s 3.75% Convertible Senior Notes due 2024;

WHEREAS, pursuant to Section 4.7(b) of the Indenture, in the event of a merger of the Company with another corporation as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash) in exchange for all of their Common Stock, the Company is required to execute with the Trustee a supplemental indenture providing that the Holder’s right to convert a Security into Common Stock shall be changed to a right to convert a Security into the kind and amount of shares of stock and other securities or property or assets (including Cash) which such Holder would have been entitled to receive upon such merger had such Securities been converted into Common Stock immediately prior to such merger;

WHEREAS, pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of October 7, 2007 (the “Merger Agreement”), by and among the Company, Textron Inc. (“Textron”) and Marco Acquisition Sub Inc., an indirect wholly owned subsidiary of Textron (“Purchaser”), on October 16, 2007, Purchaser commenced a cash tender offer to acquire all of the outstanding shares of Common Stock (the “Offer”) in exchange for $81.00 per share net to the sellers in cash without interest and subject to reduction for any applicable withholding taxes (the “Offer Price”), and, after consummation of the Offer, Purchaser will be merged (the “Merger”) with and into the Company with the Company surviving as a wholly owned subsidiary of Textron;

WHEREAS, pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Common Stock outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”) (other than (i) shares of Common Stock owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law, (ii) shares of Common Stock held by the Company as treasury stock or by any Subsidiary of the Company and (iii) shares of Common Stock owned by Textron or Purchaser or any of their respective subsidiaries, which shall be canceled);

WHEREAS, Section 11.1 of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture without notice to or the consent of any Securityholder to make provision with respect to matters arising under the Indenture that do not adversely affect the interests of the Holders of Securities;

WHEREAS, pursuant to Section 11.7 of the Indenture, upon the execution of this Supplemental Indenture, the Indenture shall be modified in accordance with the terms herewith, this Supplemental Indenture shall form a part of the Indenture for all purposes, and all Holders of the Securities shall be bound hereby;

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture; and

WHEREAS, the Board of Directors of the Company has adopted resolutions authorizing and approving this Supplemental Indenture, and the Company and the Trustee are executing and delivering this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the registered Holders of the Securities as follows:

1.                                       Conversion Right. Pursuant to Section 4.7 of the Indenture, at and after the Effective Time, each Holder’s right to convert a Security into Common Stock shall be changed to a right to convert the Security into the Merger Consideration which such Holder would have been entitled to receive upon consummation of the Merger had such Security been converted into Common Stock immediately prior to the Effective Time.

2.                                       Adjusted Conversion Rate. Pursuant to Section 4.4(f) of the Indenture, by virtue of Purchaser’s acceptance for payment of shares of Common Stock tendered in the Offer, the Conversion Rate is hereby adjusted, effective immediately prior to the opening of business on the Business Day following the Third Party Expiration Date, from 25.4863 shares of Common Stock per $1,000 principal amount of Securities to 25.5336 shares of Common Stock per $1,000 principal amount of Securities.

3.                                       Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

4.                                       Effect of Supplemental Indenture. On the date hereof, the Indenture shall be supplemented and amended in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Holder of every Security heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

5.                                       Indenture Remains in Full Force and Effect. Except as supplemented and amended hereby, all provisions in the Indenture shall remain in full force and effect.

6.                                       Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

7.                                       Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

8.                                       Successors. All covenants and agreements in this Supplemental Indenture by the Company and the Guarantor shall be binding upon and accrue to the benefit of their respective successors. All covenants and agreements in this  Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.

9.                                       Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.                                 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

11.                                 Multiple Counterparts. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

12.                                 Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

United Industrial Corporation,
a Delaware corporation

By:	/s/ Frederick M. Strader
Name: Frederick M. Strader
Title: President and Chief Executive Officer

U.S. Bank National Association, as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

AAI Corporation, a Maryland corporation,
as Guarantor

By:	/s/ Frederick M. Strader
Name: Frederick M. Strader
Title: President and Chief Executive Officer

Signature Page to Supplemental Indenture